Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 relating to our audit of the consolidated balance sheets of Progress Financial Corporation and subsidiary as of December 31, 2021 and 2020, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the two year period ended December 31, 2021, appearing in the Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Birmingham, Alabama

January 6, 2023